SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the
          Securities Exchange Act of 1934

               Date of Report (Date of earliest event
          reported):  January 16, 1998



                  SHOPKO STORES, INC.
(Exact name of registrant as specified in its charter)


     Minnesota            1-10876            41-0985054
  (State or other       (Commission        (IRS Employer
  jurisdiction of       File Number)       Identification
   incorporation)                               No.)


         700 Pilgrim Way
          Green Bay, Wisconsin                 54304
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:
(920) 497-2211

Item 5.  Other Events.

     On August 13, 1997, the Board of Directors of
ShopKo Stores, Inc. ("ShopKo") approved a change in ShopKo's fiscal year to conform to the National Retail
Federation Retail Calendar. The current fiscal year, fiscal 1997, ends on January 31, 1998, and will consist of a period of 49 weeks. The fourth quarter of fiscal
1997 will consist of nine weeks compared to 13 weeks in the fourth quarter of the preceding fiscal year.

     In order to assist ShopKo's shareholders and others in comparing ShopKo's financial results reported on the new fiscal calendar with ShopKo's results in preceding periods, attached hereto is unaudited financial information for ShopKo for each quarter of fiscal 1996, for the full year of fiscal 1996, and for each of the first three quarters of fiscal 1997 as if ShopKo had been using the National Retail Federation
Retail Calendar as its fiscal year for those periods
(the "Unaudited Financial Information").  The Unaudited
Financial Information should be read in conjunction with ShopKo's Annual Report on Form 10-K for the fiscal year ending February 22, 1997, and ShopKo's Quarterly
Reports on Form 10-Q for the first three quarters of the current fiscal year.

     This Form 8-K and the attachments hereto may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995. Such forward looking statements are based upon management's assumptions and beliefs in light of information currently available to it and are subject to important factors which could cause ShopKo's actual results to differ materially from those anticipated in such forward-looking statements.
These factors include those referenced in ShopKo's
Annual Report on Form 10-K or as may be described from time to time in ShopKo's subsequent SEC filings.


     Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

     Exhibit Number      Description


         99.1            Unaudited Financial Information.

                      SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 16, 1998        SHOPKO STORES, INC.



                                By: /s/ Richard D. Schepp
                                    --------------------------
                                    Richard D. Schepp
                                    Senior Vice President
                                    General Counsel/Secretary

                     EXHIBIT INDEX

Exhibit No.              Description

99.1                Unaudited Financial Information.